Exhibit 99.1

Instructure Reports Third Quarter 2018 Financial Results

Q3 2018 Revenue of $55.2 Million, Up 28% Year-Over-Year

SALT LAKE CITY (October 29, 2018) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company in education, learning and employee development, today announced its financial results for the third quarter ended September 30, 2018.

"We delivered a solid third quarter with $55.2 million in revenue and realized meaningful year-over-year improvements to our operating margin,” said Josh Coates, CEO at Instructure. “During the quarter, we had great success executing against our long-term strategy of providing a more robust suite of Bridge offerings as well as winning key deals in the extended enterprise space.”

Third Quarter Financial Summary
(in thousands, except per share data)
	Three Months Ended September 30,
	2018	2017
	(unaudited)	(unaudited)
Revenue	$55,239	$43,203
Gross Margin
GAAP	70.8%	71.0%
Non-GAAP(1)	72.5%	71.9%
Operating Loss
GAAP	(11,956)	(11,628)
Non-GAAP(1)	(5,672)	(7,361)
Operating Margin
GAAP	-21.6%	-26.9%
Non-GAAP(1)	-10.3%	-17.0%
Net loss
GAAP	(11,472)	(11,471)
Non-GAAP(1)	(5,188)	(7,219)
EPS
GAAP	$(0.33)	$(0.39)
Non-GAAP(1)	$(0.15)	$(0.24)

(1)  Non-GAAP financial measures exclude stock-based compensation, reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability and the change in fair value of the contingent liability.

Third Quarter 2018 Business Highlights

●	Instructure continued to expand its customer base in the third quarter. A few highlights include:
o

U.S. Higher Education and K-12 Schools – In Texas, Frisco Independent School District and the University of Texas at Arlington chose Canvas for their 36,000 and 40,000 students, respectively. Oklahoma State, with close to 30,000 students and faculty, selected Canvas and Arc. Fresno State switched to Canvas for their 20,000 students. Additionally, Montgomery County Public Schools, the 17th largest school district in the U.S., selected Practice to train 28,000 faculty and staff.

o

International Education – Canvas was selected by the University College Cork in Ireland for their 17,000 students and Lund University in Sweden for their almost 27,000 students. The Faculdade das Américas (FAM) in Brazil with 20,000 students and the Pontifical Catholic University of Chile with 31,000 students also switched to Canvas. Additionally, De La Salle University, one of the top institutions in the Philippines, selected Canvas for their 16,000 students.

o

Corporate – Vivint, a provider of smart home technology, expanded their relationship to include the full Bridge suite of Learn, Perform, Practice and Arc for their entire workforce of 17,000 employees. MassMutual Life Insurance selected Bridge Learn for their 25,000 field agents. Divisions of StubHub, the largest ticket marketplace, and Fiserv, a leader in financial services technology, chose Bridge Learn and Arc because of their ease of use. And finally, a division of a global, multi-billion dollar consumer goods company in the United Kingdom selected Bridge Learn and Arc to train channel and distribution partners.

Business Outlook

Today, Instructure issued financial guidance for the fourth quarter and full year 2018. The financial guidance discussed below is on a non-GAAP basis, except for revenue, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the change in fair value of the contingent liability (see tables below that reconcile these non-GAAP financial measures to the related GAAP measures). On January 1, 2018, Instructure adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the full retrospective transition method.

For the fourth quarter ending December 31, 2018, Instructure expects revenue of approximately $55.2 million to $56.2 million, a non-GAAP net loss of ($5.8) million to ($4.8) million, and non-GAAP net loss per common share of ($0.16) to ($0.14).

For the full year ending December 31, 2018, Instructure expects revenue of approximately $208.5 million to $209.5 million, as compared to previously stated guidance of $205.1 million to $209.5 million, non-GAAP net loss of ($26.2) million to ($25.2) million, up from ($31.8) million to ($29.8) million, and non-GAAP net loss per common share of ($0.76) to ($0.74), up from ($0.93) to ($0.87).

Conference Call Details

Instructure will discuss its third quarter 2018 results today, October 29, 2018, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (800) 239-9838 or (323) 994-2093, passcode 1015715.

The live webcast of the call can be accessed at the Instructure Investor Relations website at ir.instructure.com. A replay of the call will be available at the same web address approximately two hours following the conclusion of the live event. You may register for the live webcast at http://bit.ly/INST_Q32018EarningsCall.

Non-GAAP Financial Measures

In this press release and related conference call, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the change in fair value of the contingent liability. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions – Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue to occur in the second quarter of each year.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

●

Change in fair value of the contingent liability - Under GAAP, we are required to record mark-to-market adjustments for the change in the fair value of the liability for contingent consideration related to an acquisition. The expense or gain recognized is excluded from management’s assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the fourth quarter of 2018 and for the full year ending December 31, 2018, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2018, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas and Bridge to enable organizations everywhere to easily develop, deliver, and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 4,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K–12, and Bridge for the corporate market, at www.Instructure.com.

Contacts:

Keaton Godfrey

Director, Investor Relations
Instructure
(866) 574-3127
kgodfrey@instructure.com

Becky Frost

Sr. Director, Corporate Communications
Instructure
(801) 869-5017
becky@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30, 2018	December 31, 2017
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$111,031	$35,693
Short term marketable securities	60,390	5,697
Accounts receivable—net of allowances of $730 and $318 at September 30, 2018 and December 31, 2017, respectively	47,510	34,312
Prepaid expenses	11,114	11,492
Deferred commissions	8,126	7,086
Other current assets	1,803	2,419
Total current assets	239,974	96,699
Property and equipment, net	27,024	23,926
Goodwill	12,354	12,354
Intangible assets, net	6,936	9,048
Noncurrent prepaid expenses	4,075	2,939
Deferred commissions, net of current portion	11,292	11,160
Other assets	526	497
Total assets	$302,181	$156,623
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,458	$2,892
Accrued liabilities	14,345	13,702
Deferred rent	1,303	936
Deferred revenue	136,179	99,773
Total current liabilities	163,285	117,303
Deferred revenue, net of current portion	2,494	1,889
Deferred rent, net of current portion	10,437	9,201
Other long term liabilities	20	1,286
Total liabilities	176,236	129,679
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	385,789	250,899
Accumulated other comprehensive loss	(12)	(1)
Accumulated deficit	(259,835)	(223,957)
Total stockholders’ equity	125,945	26,944
Total liabilities and stockholders’ equity	$302,181	$156,623

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$49,235	$38,290	$137,539	$103,557
Professional services and other	6,004	4,913	15,754	12,663
Total Net revenue	55,239	43,203	153,293	116,220
Cost of Revenue:
Subscription and support	12,149	9,278	33,324	24,350
Professional services and other	3,989	3,245	11,397	8,908
Total cost of revenue	16,138	12,523	44,721	33,258
Gross profit	39,101	30,680	108,572	82,962
Operating expenses:
Sales and marketing	25,641	21,397	73,670	58,596
Research and development	15,601	12,577	45,110	34,816
General and administrative	9,815	8,334	26,306	22,941
Total operating expenses	51,057	42,308	145,086	116,353
Loss from operations	(11,956)	(11,628)	(36,514)	(33,391)
Other income (expense):
Interest income	761	84	1,528	199
Interest expense	(25)	—	(54)	(18)
Other income (expense), net	(177)	205	(531)	253
Total other income, net	559	289	943	434
Loss before income taxes	(11,397)	(11,339)	(35,571)	(32,957)
Income tax expense	(75)	(132)	(307)	(383)
Net loss	$(11,472)	$(11,471)	$(35,878)	$(33,340)
Net loss per common share, basic and diluted	$(0.33)	$(0.39)	$(1.06)	$(1.14)
Weighted average shares used to compute net loss per share, basic and diluted	34,895	29,535	33,934	29,120

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(11,473)	$(11,471)	$(35,878)	$(33,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,320	1,629	6,438	4,322
Amortization of intangible assets	673	71	2,112	330
Amortization of deferred financing costs	5	8	15	24
Change in fair value of mark-to-market liabilities	—	15	(1,266)	98
Stock-based compensation	5,683	4,267	16,102	11,707
Other	142	24	(757)	(42)
Changes in assets and liabilities:
Accounts receivable, net	45,993	37,219	(14,011)	(17,270)
Prepaid expenses and other assets	(1,550)	167	(168)	(1,868)
Accounts payable and accrued liabilities	7,231	5,999	10,241	8,197
Deferred revenue	6,147	6,053	37,011	35,692
Deferred rent	(233)	351	1,603	(63)
Deferred commissions	(240)	(732)	(1,172)	(3,833)
Other liabilities	—	(32)	—	(32)
Net cash provided by operating activities	54,698	43,568	20,270	3,922
Investing Activities:
Purchases of property and equipment	(1,498)	(3,875)	(8,888)	(10,830)
Purchases of intangible assets	—	—	—	(301)
Proceeds from disposal of property and equipment	26	12	78	50
Purchases of marketable securities	(43,729)	(8,088)	(92,170)	(8,088)
Maturities of marketable securities	32,150	—	37,850	23,900
Net cash provided by (used in) investing activities	(13,051)	(11,951)	(63,130)	4,731
Financing Activities:
Proceeds from common stock offerings, net of offering costs	—	—	109,789	—
Proceeds from issuance of common stock from employee equity plans	1,511	1,453	8,760	5,769
Shares repurchased for tax withholdings on vesting of restricted stock	(78)	(91)	(333)	(214)
Payments for financing costs	—	(7)	(18)	(31)
Net cash provided by financing activities	1,433	1,355	118,198	5,524
Net increase in cash	43,080	32,972	75,338	14,177
Cash, beginning of period	67,951	25,744	35,693	44,539
Cash, end of period	$111,031	$58,716	$111,031	$58,716

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP gross profit	$39,101	$30,680	$108,572	$82,962
Stock-based compensation	603	372	1,578	950
Amortization of acquisition related intangibles	332	—	1,007	—
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(49)	—
Non-GAAP gross margin	$40,036	$31,052	$111,108	$83,912

GAAP gross margin %	70.8%	71.0%	70.8%	71.4%
Non-GAAP gross margin %	72.5%	71.9%	72.5%	72.2%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Loss from operations	$(11,956)	$(11,628)	$(36,514)	$(33,391)
Stock-based compensation	5,683	4,267	16,102	11,707
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,225)	(534)
Amortization of acquisition related intangibles	601	—	1,895	—
Change in fair value of contingent earn-out liability	—	—	(1,144)	—
Non-GAAP operating loss	$(5,672)	$(7,361)	$(20,886)	$(22,218)

GAAP operating margin	-21.6%	-26.9%	-23.8%	-28.7%
Non-GAAP operating margin	-10.3%	-17.0%	-13.6%	-19.1%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(11,472)	$(11,471)	$(35,878)	$(33,340)
Stock-based compensation	5,683	4,267	16,102	11,707
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,225)	(534)
Amortization of acquisition related intangibles	601	—	1,895	—
Change in fair value of warrant liability	—	(15)	(122)	(98)
Change in fair value of contingent earn-out liability	—	—	(1,144)	—
Non-GAAP net loss	$(5,188)	$(7,219)	$(20,372)	$(22,265)
Non-GAAP net loss per common share, basic and diluted	$(0.15)	$(0.24)	$(0.60)	$(0.76)
Weighted average common shares used in computing basic and diluted net loss per common share	34,895	29,535	33,934	29,120

INSTRUCTURE, INC.
RECONCILIATION OF FREE CASH FLOW
(in thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$54,698	$43,568	$20,270	$3,922
Purchase of property and equipment and intangibles	(1,498)	(3,875)	(8,888)	(11,131)
Proceeds from disposals of property and equipment	26	12	78	50
Free cash flow	$53,226	$39,705	$11,460	$(7,159)

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended September 30,
	2018	2017
Total net revenue	$198,020	$147,874

Total deferred revenue
Beginning balance	110,328	83,581
Ending balance	138,673	110,328
Net change in current deferred revenue	28,345	26,747

Total 12-month billings	$226,365	$174,621

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended September 30, 2018
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$25,641	(1,385)	—	(269)	—	$23,987
Research and development	15,601	(2,026)	—	—	—	13,575
General and administrative	9,815	(1,669)	—	—	—	8,146
Total operating expenses	$51,057	(5,080)	—	(269)	—	$45,708

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended September 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$21,397	(1,255)	—	—	—	$20,142
Research and development	12,577	(1,637)	—	—	—	10,940
General and administrative	8,334	(1,003)	—	—	—	7,331
Total operating expenses	$42,308	(3,895)	—	—	—	$38,413

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Nine Months Ended September 30, 2018
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$73,670	(4,404)	430	(888)	—	$68,808
Research and development	45,110	(5,953)	616	—	—	39,773
General and administrative	26,306	(4,167)	130	—	1,144	23,413
Total operating expenses	$145,086	(14,524)	1,176	(888)	1,144	$131,994

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Nine Months Ended September 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$58,596	(3,405)	256	—	—	$55,447
Research and development	34,816	(4,375)	256	—	—	30,697
General and administrative	22,941	(2,977)	22	—	—	19,986
Total operating expenses	$116,353	(10,757)	534	—	—	$106,130

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending December 31,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss	$(12,490)	$(11,490)	$(48,370)	$(47,370)
Stock-based compensation	6,100	6,100	22,200	22,200
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,230)	(1,230)
Amortization of acquisition related intangibles	600	600	2,500	2,500
Change in fair value of warrant liability	—	—	(120)	(120)
Change in fair value of contingent liability	—	—	(1,140)	(1,140)
Non-GAAP net loss	$(5,790)	$(4,790)	$(26,160)	$(25,160)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending December 31,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.35)	$(0.33)	$(1.41)	$(1.39)
Stock-based compensation	0.17	0.17	0.65	0.65
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(0.04)	(0.04)
Amortization of acquisition related intangibles	0.02	0.02	0.07	0.07
Change in fair value of warrant liability	—	—	(0.00)	(0.00)
Change in fair value of contingent liability	—	—	(0.03)	(0.03)
Non-GAAP net loss per common share, basic and diluted	$(0.16)	$(0.14)	$(0.76)	$(0.74)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	35,200	35,200	34,200	34,200